Exhibit 99.1

Health In Tech Announces Fourth Quarter and Full Year 2024 Financial Results

●	Total audited revenue for 2024 was $19.5 million.

●	The first two months of 2025, our unaudited revenue is about $5.7million, more than 50% growth year over year for the first two months of 2024, and exceeded the revenue of the entire Q1 of 2024

●	Cash and cash equivalents were $7.8 million, and Total Current Liabilities were $2.1 million as of December 31, 2024

Stuart, FL., March 17, 2025 /PRNewswire/ — Health In Tech (Nasdaq: HIT), an Insurtech platform company backed by third-party AI technology, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

Financial Highlights for the Full Year 2024:

●	Cash and cash equivalents were $7.8 million as of December 31, 2024, compared to $2.4 million in the same period end of 2023

●	Account receivables were $1.6million as of December 31, 2024, compared to $2.2 million in the same period end of 2023. The accounts receivable turnover was 29 days in 2024.

●	Total liabilities were $2.6million as of December 31, 2024 compared to $5.4 million in the same period end of 2023. The number of enrolled employees (EEs) billed was 18,348, compared to 21,213 in the same period of 2023

●	The number of business clients serviced was 890, compared to 1,002 in the same period of 2023

●	Total revenues of $19.5 million, up 1.8% year-over-year

●	Gross margin was 79.2%, compared to 88.0% in the same period of 2023

●	Income from continuing operations, net of income taxes was $0.7 million, compared to $2.5 million in the same period of 2023

●	Adjusted EBITDA was $2.3 million, compared to $4.8 million in the same period of 2023

Financial Highlights for the Fourth Quarter of 2024

●	The number of enrolled employees (EEs) billed was 18,348, compared to 21,213 in the same period of 2023

●	The number of business clients serviced was 890, compared to 1,002 in the same period of 2023

●	Total revenues of $4.9 million, compared to $5.2 million in the same period of 2023

●	Gross margin was 77.4%, compared to 81.8% in the same period of 2023

●	Income from continuing operations, net of income taxes was ($0.1) million, compared to $1.0 million in the same period of 2023

●	Adjusted EBITDA was $0.5 million, compared to $1.0 million in the same period of 2023

“2024 was a transformative year for Health In Tech as we successfully completed our IPO, expanded our product offerings, and made strategic investments in technology and infrastructure.” said Tim Johnson, CEO of Health In Tech. “These initiatives have strengthened our foundation and positioned us for scalable growth. While we took a deliberate approach to moderating growth this year, we made significant progress in enhancing our platform, improving cybersecurity, and developing innovative solutions tailored to meet the evolving needs of our customers.”

Mr. Johnson continued: “In 2025, we are accelerating execution and expanding our reach. We are set to fully launch our mid-sized business underwriting solution, extending coverage to employers with more than 150 employees, expanding beyond our traditional focus on small businesses (5–150 employees). Our new Spec & Agg stop-loss product further enhances efficiency by streamlining claims processing for TPAs and carriers. These advancements will drive revenue growth and significantly expand our total addressable market.”

“We are entering 2025 with strong momentum and a clear path for growth. With the strategic groundwork laid in 2024, we anticipate continuing to invest in automation, and expand into new markets, we remain committed to delivering innovative, value-driven solutions that transform self-funded healthcare.” As we scale, invest in automation, and enter new markets, we remain committed to delivering innovative, value-driven solutions that transform self-funded healthcare” Tim concluded.

Recent Developments and Business Highlights

●	Initial Public Offering. In December 2024, the Company completed its initial public offering (the “IPO”) of 2,300,000 shares of Class A common stock. Gross proceeds to Health In Tech from the offering were $9.2 million before deducting underwriting discounts and commissions.

●	Partnerships and Collaborations. On January 22, 2025, the Company announced an innovative collaboration with MARPAI and Vitable DPC to introduce enhanced self-funded health plan solutions at highly competitive prices. This collaboration leverages the strengths of Vitable’s Direct Primary Care (DPC) model, alongside a comprehensive health plan and stop-loss coverage, to offer cost-effective quotes through Health In Tech’s eDIYBS platform. The collaboration is poised to set a new benchmark in the industry for affordability and operational efficiency, empowering businesses to provide high-quality healthcare solutions to their employees at a lower cost.

●	Expand Executive Team to Drive Growth and Innovation. Effective March 17, 2025, the company has appointed key executives to strengthen its leadership and drive innovation. Chris Kurtenbach has been promoted to Chief Operating Officer, replacing (Jonathan) Del Lockett, who now serves as Chief Strategy Officer. Dustin Plantholt has been named Chief Growth Officer, and Jenni Guerrica has been promoted to Chief Information Security Officer. These leadership changes enhance operational efficiency, support market expansion, and position Health In Tech for continued growth in the healthcare industry.

Conference Call Details

Health In Tech will host a conference call to discuss the financial results for the fourth quarter and full year of 2024 on March 17, 2024, at 5:00 p.m. (ET). To participate in our live conference call and webcast, please dial 1-888-346-8982 or 1-412-902-4272 (for international participants).

A live audio webcast will be available via the Investor Relations page of Health In Tech’s website at https://healthintech.com/. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity.

About Health In Tech

Health In Tech (Nasdaq: “HIT”) is an Insurtech platform company backed by third-party AI technology, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs. Learn more at healthintech.com.

Health In Tech, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
Revenues
Revenues from underwriting modeling (ICE)	$1,697,080	$2,011,060	$6,649,271	$8,226,852
Revenues from fees	3,207,484	3,205,223	12,841,635	10,924,650
SMR	2,470,284	2,405,622	9,849,300	8,085,596
HI Card	737,200	799,601	2,992,335	2,839,054
Total revenues	4,904,564	5,216,283	19,490,906	19,151,502
Cost of revenues	1,107,173	951,967	4,051,439	2,303,911
Gross profit	3,797,391	4,264,316	15,439,467	16,847,591
Operating expenses
Sales and marketing expenses	632,060	873,893	3,158,257	3,380,375
General and administrative expenses	2,848,014	1,261,594	8,477,407	8,079,329
Research and development expenses	633,653	673,444	2,813,899	2,004,796
Total operating expenses	4,113,727	2,808,931	14,449,563	13,464,500
Other income (expense):
Interest income	28,774	26,132	122,885	40,857
Interest expenses	-	(1,104)	(495,000)	(2,052)
Other income	114,055	-	271,211	-
Other expense	62,759	-	-	-
Total other income (expense), net	205,588	25,028	(100,904)	38,805
Income (loss) before income tax expense	$(110,748)	$1,480,413	$889,000	$3,421,896
Provision for income taxes	(33,404)	(478,113)	(218,523)	(945,236)
Income (loss) from continuing operations, net of income taxes	(144,152)	1,002,300	670,477	2,476,660
Income from discontinued operations, net of income taxes	-	-	-	1,481,254
Net income (loss)	$(144,152)	$1,002,300	$670,477	$3,957,914
Net income attributable to noncontrolling interests	-	-	-	$1,481,254
Net income (loss) attributable to common stockholders	$(144,152)	$1,002,300	$670,477	$2,476,660

Health In Tech, Inc.

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$7,849,248	$2,416,350
Accounts receivable, net	1,647,103	2,235,666
Other receivables	500,252	1,681,100
Deferred offering costs	-	261,769
Prepaid expenses and other current assets	787,161	264,382
Total current assets	10,783,764	6,859,267
Non-current assets
Software	3,962,461	3,561,385
Loans receivable, net	815,995	815,999
Operating lease - right of use assets	206,269	266,641
Total non-current assets	4,984,725	4,644,025
Total assets	$15,768,489	$11,503,292
Liabilities and stockholders’ equity
Current liabilities
Notes payable	$-	$1,650,000
Accounts payable and accrued expenses	1,858,840	2,620,965
Income taxes payable	205,253	451,946
Operating lease liabilities - current	66,881	58,482
Total current liabilities	2,130,974	4,781,393
Non-current liabilities
Deferred tax liabilities	328,676	421,980
Operating lease liabilities - non-current	139,811	206,693
Total non-current liabilities	468,487	628,673
Total liabilities	2,599,461	5,410,066
Stockholders’ equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized, 42,914,870 and 29,269,358 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	42,915	29,269
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 11,700,000 and 22,500,000 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	11,700	22,500
Additional paid-in capital	9,173,017	2,770,538
Retained earnings	3,941,396	3,270,919
Total stockholders’ equity	13,169,028	6,093,226
Total liabilities and stockholders’ equity	$15,768,489	$11,503,292

Health In Tech, Inc.

Consolidated Statements of Cash Flows

	Fiscal Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$670,477	$3,957,914
Adjustments to reconcile net income to net cash provided by operating activities:
Write-off of accounts receivable	1,878	-
Amortization expense	541,141	339,300
Deferred tax expenses (benefits)	(93,304)	133,980
Amortization of debt discount	495,000	-
Interest income	(63,996)	(15,999)
Stock-based compensation expense	468,489	-
Changes in operating assets and liabilities:
Accounts receivable	586,685	(1,279,324)
Other receivables	1,180,848	(1,678,823)
Other receivables-related party	-	18,242
Prepaid expenses and other current assets	(514,242)	(211,097)
Operating lease right of use assets and liabilities, net	1,889	4,259
Accounts payable and accrued expenses	(851,963)	2,146,570
Income taxes payable	(246,693)	332,047
Assets and liabilities of discontinued operations	-	(2,218,191)
Net cash provided by operating activities	2,176,209	1,528,878
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	(900,755)	(1,144,361)
Funds provided for loans receivable	-	(800,000)
Interest received from loans receivable	64,000	-
Net cash used in investing activities	(836,755)	(1,944,361)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	8,214,000	-
Payments of deferred offering costs	(1,975,556)	(261,769)
Payment of distributions	-	(44,351)
Proceeds from notes payable	-	1,650,000
Repayments of notes payable	(2,145,000)	-
Net cash provided by financing activities	4,093,444	1,343,880
Increase in cash and cash equivalents	5,432,898	928,397
Cash and cash equivalents, beginning of year	2,416,350	1,487,953
Cash and cash equivalents, end of year	7,849,248	2,416,350
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$2,052
Cash paid for income taxes	$558,521	$479,209
Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$39,839	$-
Accrued development of software included in accounts payable and accrued expenses	$50,000	$-
Conversion of Series A convertible preferred stock to Class A common stock	$-	$2,566,038
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	$2,277,164	$-

Components of Operating Results

Revenues

While we generate our revenue primarily from small employers and insurance carriers, we grow our business primarily from offering solutions that streamline sales processes, enhance service delivery, and reduce the sales cycle duration for TPAs, MGUs, and Brokers. We offer our services through our three subsidiaries. Program services provided by SMR and MGU activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card is an optional add-on to our other services, and it cannot be offered on a standalone basis. Brokers that utilize the program services on behalf of the small employer provided by SMR and MGU activities provided by ICE, are not obligated to utilize our HI Card service. Currently ICE does not offer underwriting services as a standalone service. In the future, we may consider offering it as a standalone service.

Cost of revenues

Cost of revenues primarily consists of infrastructure costs to operate our platform such as hosting fees and fees paid to various third-party partners for access to their technology, services and amortization expenses of our capitalized internal-use software related to our platform. We mainly outsource captive management services and data services from the third-party companies. Our internal proprietary system seeks to consistently improve underwriting and services results through machine learning and data feeds. The captive management activities include introducing new carriers, conducting due diligence on carriers, conducting feasibility studies to determine the viability to be a stop-loss carrier on the platform, negotiating terms and contracts, coordinating audit requests, managing relationship with unrelated carriers and their regulators and auditor firms to ensure that our risk associated with our service offerings is minimized.

Sales and marketing expenses

Sales and marketing expenses primarily consist of personnel-related costs including salaries, benefits and commissions cost for our sales and marketing personnel. Sales and marketing expenses also include the costs for advertising, promotional and other marketing activities, as well as certain fees paid to various third-party for sales and customer acquisition.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related costs and related expenses for our executives, finance, legal, human resources, technical support, and administrative personnel as well as the costs associated with professional fees for external legal, accounting and other consulting services, insurance premiums.

Research and development expenses

Research and development expenses primarily consist of personnel-related costs, including salaries and benefits for our research and development personnel. Additional expenses include costs related to the software development, quality assurance, and testing of new technology, and enhancement of our existing platform technology.

Adjusted EBITDA

Adjusted EBITDA represents our earnings from continuing operations before net interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and public company readiness costs not deemed capitalizable. Adjusted EBITDA is not a measure calculated in accordance with United States Generally Accepted Accounting Principles, or GAAP. We exclude certain non-recurring or non-cash items when calculating Adjusted EBITDA, and we believe this approach provides a more meaningful measure by offering a clearer view of our underlying operational performance.

Financial Results Summary

($ in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Total revenues	$4.9	$5.2	-6.0%	$19.5	$19.2	1.8%
GAAP gross margin	77.4%	81.8%	-4.4%	$79.2%	$88.0%	-8.8%
Income (loss) from continuing operations, net of income taxes	$(0.1)	$1.0	-114.4%	$0.7	$2.5	-72.9%
Adjusted EBITDA	$0.5	$1.0	-51.2%	$2.3	$4.8	-52.7%

Investor Contact

Investor Relations:
ir@healthintech.com